STOCK PURCHASE AGREEMENT

                                      Among

                           VERMONT PURE SPRINGS, INC.,

                                   DAVID EGER

                                       and

                      EXCELSIOR SPRINGS WATER COMPANY, INC.



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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement, made and entered into this 27th day of August, 1997 (the "Agreement") by and among VERMONT PURE SPRINGS, INC., a Delaware corporation (the "Buyer"), DAVID EGER (the "Seller"), and EXCELSIOR SPRINGS WATER COMPANY, INC., a New York corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, the Company is engaged in the business of home and office delivery of water products;

         WHEREAS, the Seller owns 101.52 shares of the Company capital stock (the "Stock"), representing ninety-four percent (94%) of the issued and outstanding capital stock of the Company;

         WHEREAS, the Seller desires to sell the Stock to the Buyer pursuant to the terms and conditions set forth in this Agreement;

         WHEREAS, the Buyer desires to purchase the Stock from the Seller on the terms and conditions set forth in this Agreement; and

         WHEREAS, the persons owning all of the stock of the Company other than that owned by Seller ("Other Stockholders") and the persons owning all of the notes of the Company (the "Noteholders") are also selling all of their stock and notes to Seller as evidenced by individual Stock Purchase Agreements
(collectively, the "Stock Purchase Agreements") and Note Purchase Agreements ("collectively, the "Note Purchase Agreements") being executed contemporaneously with this Agreement.

         NOW, THEREFORE, the Buyer, the Company and the Seller, in consideration of the agreements, covenants and conditions contained herein, hereby make the following representations and warranties, give the following covenants and agree to be legally bound hereby as follows:


                                    ARTICLE I

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                                  OF THE SELLER

         As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated herein, the Seller represents and warrants to the Buyer and agrees as set forth in this Article I. The representations and warranties of the Seller are qualified by the information set forth in the Schedules referred to in this Article I incorporated by reference. Any disclosure made by Seller on one Schedule shall be deemed to be disclosures for all purposes of this Agreement.


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             1.1  Organization.  The Company is a  corporation  duly  organized, validly existing and in good standing under the laws of the State of New York and is duly qualified to transact business as a foreign corporation and is in good standing as such in the jurisdictions listed on Schedule 1.1 hereto, which except as described on Schedule 1.1 hereto, are the only jurisdictions in which the failure to so qualify would have a material adverse effect on the business or financial condition of the Company. The Company has the corporate power and authority and other authorizations necessary or required in order for it to own or lease and operate its properties and to carry on its businesses as now conducted.

             1.2 Subsidiaries; Partnerships. The Company does not own any interest in any other corporation, partnership, joint venture or other entity.

             1.3 Authority. This Agreement and the transactions contemplated hereby have been duly approved by all necessary corporate action and Seller has the authority to execute, deliver and perform his obligations under this Agreement. This Agreement, when executed and delivered by the Seller and assuming the due execution hereof by the Buyer and the Company, will constitute the valid, legal and binding agreement of the Company, and the Seller enforceable in accordance with its terms. Except as described on Schedule 1.3 hereof, no consent, authorization, approval, order, license, certificate or permit of or from or declaration or filing with, any Federal, state, local or other governmental authority or any court or other tribunal (collectively, the "Governmental Consents") is required in connection with the execution, delivery or performance of this Agreement by the Company, or the Seller. Except as described on Schedule 1.3, no consent of any affiliate of the Company or the Seller or of any party to any, contract, agreement, instrument, lease, license, arrangement or understanding to which the Company is a party, or to which any of its properties or assets is subject, is required for the execution, delivery or performance of this Agreement by the Company, or the Seller. The execution, delivery and performance by the Company, or the Seller does not (i) violate, result in a breach of, conflict with or (with or without the giving of notice or the passage of time or both) entitle any party to terminate, modify or otherwise change, in any material respect, the rights or obligations of the parties thereunder or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, (ii) violate or result in a material breach of any term of the certificate of incorporation or other organizational documents or by-laws of the Company or (iii) violate, result in a breach of or conflict, in any material respect, with any law, rule, regulation, order, judgment or decree binding the Company, or the Seller, or to which any of their respective operations, businesses, properties, or assets are subject.

             1.4 Capital Structure. The authorized capital stock of the Company consists of 200 shares of common stock par value $ -0- per share, of which 108 shares are issued and outstanding (and none of which are held by the Company as treasury stock). Except for this Agreement and the Stock Purchase Agreements, there are no agreements, arrangements, options, warrants or rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of the Company. There is outstanding no security or is validly authorized, validly issued, fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive right; and is owned of record and beneficially by

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the Seller, free and clear of any liens, security interests,  pledges,  charges, encumbrances, stockholders' agreements, voting trusts or restrictions of any kind and the transfer and delivery of the Stock to the Buyer by the Seller as contemplated by this Agreement will be sufficient to transfer good and marketable record and beneficial title and ownership to such Stock to the Buyer free and clear of liens, claims, encumbrances and restrictions of any kind.

             1.5 Financial Statements. The Seller has furnished to the Buyer the reviewed consolidated balance sheets of the Company for the years ended October 31, 1992, 1993, 1994, 1995 and 1996 and the related statements of operations, statements of shareholder's equity and statements of cash flows for the periods then ended, including the notes thereto (the 1992-1996 statements are collectively defined herein as the "Financial Statements") and the unaudited financial statements (balance sheet and profit and loss statement) at and for the period ended March 31, 1997 (the "March 31 Balance Sheet"). The Financial Statements and the March 31, 1997 Balance Sheet fairly present the respective financial positions of the Company as of the respective dates thereof and the results of operations for the respective periods covered thereby, and the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout all periods and in accordance with the books and records of the Company. Notwithstanding anything set forth in the Financial Statements or otherwise, there shall be no liability on the part of the Seller for any inadequate reserve or other account with respect to customer deposits.

             There is set forth on Schedule 1.5 hereto a correct and complete list of all (i) accounts, borrowing resolutions and deposit boxes maintained by the Company at any bank or other financial institution (ii) the names of the persons authorized to sign or otherwise act with respect thereto, and (iii) powers of attorney for the Company.

             1.6 Material Changes since March 31, 1997. Since March 31, 1997, the business of the Company has been operated only in the ordinary course and, whether or not in the ordinary course of business other than as disclosed in this Agreement or the Schedules referred to herein there has not been, occurred or arisen (i) any material adverse change in the financial condition of the Company from that shown on the March 31 Balance Sheet; (ii) any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, to any property or business of the Company; (iii) any amendment or termination of any agreement other than in the ordinary course of business, or cancellation or material reduction of any debt owing to the Company or waiver or relinquishment of any right of material value to the Company; or (iv) any other event or condition which materially and adversely affects the results of operations or business, financial condition or property of the Company.

             1.7 Availability of Assets and Legality of Use. Except as specified in Schedule 1.7, the assets owned or leased by the Company constitute all of the assets which are being used in its business, and such assets are in good and serviceable condition (normal wear and tear excepted) and suitable for the uses for which intended and such assets and their uses conform in all material respects to all applicable laws; and except as specified in Schedule 1.7, the Company has title to, or valid leasehold interests in, all of their respective properties and assets,

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including  those  reflected  on the March 31  Balance  Sheet  (other  than those disposed of for fair value in the ordinary course of business) free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances.

             1.8 Accounts Receivable. All accounts receivable reflected on the March 31 Balance Sheet for the Company and not collected at the date hereof, have arisen from bona fide transactions in the ordinary course of the Company's business. Except as set forth in Schedule 1.8, none of such receivables is subject to counterclaims, set-offs or is in dispute and all of such accounts are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, subject to the allowance for possible losses shown on such March 31 Balance Sheet.

             1.9 Real Property and Leases. The Company does not own any real property. Attached hereto as Schedule 1.9 are true, correct and complete copies of every lease or agreement under which the Company is lessee or sublessee of, or holds or operates, any real property or personal property owned by any third party. Each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the Company and, to the best of the Seller's knowledge, the other parties thereto. The Company is not in default in any material respect under any such lease or agreement nor has any event occurred which with the passage of time or giving of notice or both would constitute such a default. Except as set forth on Schedule 1.9, none of such leases or agreements requires the consent of any party thereto to the transactions contemplated by this Agreement.

             1.10 Organizational Documents. The Company has delivered to the Buyer (i) the Certificate of Incorporation and Bylaws of the Company, as presently in effect, certified by the Secretary of the Company. The stock ledgers and stock transfer books and the minute book records of the Company relating to all issuances and transfers of stock by the Company and all formal proceedings of the Company and its Board of Directors since its incorporation made available to the Buyer are the original stock ledgers and stock transfer books and minute book records of the Company or exact copies thereof.

             1.11 Material Contracts and Leases. True, correct and complete copies of every material contract, agreement, lease or other obligation or commitment under which the Company, is the obligor, lessor or sublessor have been made available to the Buyer and attached hereto as Schedule 1.11. Each of such agreements and leases is in full force and effect and constitutes a legal, valid and binding obligation of the parties thereto and is enforceable in accordance with its terms except as enforcement of such agreement may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally. Except as set forth in Schedule 1.11 hereto, neither the Company nor the other parties to such agreements and leases are in default under any such lease or agreement in any material respect as it relates to the Company nor has any event occurred which with the passage of time or the giving of notice or both would constitute such a material default.


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             1.12  Insurance.  Attached hereto as Schedule 1.12 is a list and an accurate description of all policies of insurance that are held or maintained by or for the benefit of the Company as of the date hereof (including policy numbers, nature of coverage, limits, deductibles, carriers, premiums and effective and termination dates) The Company has complied with each of such policies and has not failed to give any notice or present any known claim thereunder. The Company has not received, and no event or omission within the control of the Company has occurred which may cause it to receive notice that any such policies will be canceled or will be reduced in amount or scope. True and complete copies of all such policies have been delivered to the Buyer.

             1.13 No Undisclosed Liabilities. The Company is not subject to any material liability (including unasserted claims), absolute or contingent, which is not shown or which is in excess of amounts shown or reserved for in the March 31 Balance Sheet other than liabilities of the same nature as those set forth on the March 31 Balance Sheet and reasonably incurred in the ordinary course of business after March 31, 1997.

                      The accounts payable, accrued expenses, the costs including reasonable attorneys' fees and other expenses of resolution of all claims, litigation, or disputes (whether or not disclosed) and taxes (whether or not disclosed) (collectively, the "Payables") payable at (or relating to periods prior to) the Closing Date will be less than the cash, accounts receivable and inventory being retained by the Company (that is, those items used in the coffee and five-gallon businesses)(collectively, the "Receivables"). The March 31, 1997 financial statement was internally prepared in accordance with generally accepted accounting principles, and possibly did not include certain payables that should have been booked. Buyer acknowledges that the subsequent booking, but not later than the Closing Date, of a March 31, 1997 payable will not be construed as an undisclosed liability, provided, that all of such bookings when combined with all of the Payables included in the March 31, 1997 financial statements do not exceed the Receivables at the Closing Date. Buyer further acknowledges that the Company may book as Payables as of the Closing Date the professional fees and expenses in connection with this transaction, but not in excess of Thirty-Five Thousand Dollars ($35,000 in the aggregate. The Company and the Seller acknowledge that, subsequent to the Closing, the Buyer will conduct an audit of the Company, and the amounts of the actual Payables and Receivables shall be determined by that audit.

                      Buyer acknowledges that the provisions for federal and state corporate income taxes (collectively, the "Corporate Taxes") for the periods beginning after October 31, 1996 have been accrued on a basis consistent with the Company's existing methods of accounting and election. Buyer acknowledges that any increases in Corporate Taxes for periods beginning after October 31, 1996, if resulting from changes in accounting methods after the Closing, shall not be deemed to be a Payable.

             1.14 Litigation and Claims. Except as set forth on Schedule 1.14 hereto, there are no lawsuits, proceedings, claims, governmental or other proceedings (formal or informal) or investigations pending or threatened with respect to the Company or its businesses, properties or assets which may reasonably be expected to have a material adverse effect on the Company.


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             1.15  Tax   Liabilities.   Schedule   1.15  sets  forth  a  correct
description of the procedures followed with respect to all payments by the Company of taxes, including any amounts paid in 1997, the dates of such payments and any amounts remaining to be paid in respect of any period prior to the Closing Date. The amounts reflected as liabilities for taxes on Schedule 1.15 are sufficient for the payment of all unpaid Federal, state, county, local and foreign taxes of the Company accrued and applicable to the period ended on such balance sheet date and all years and periods prior thereto.

             1.16 Employee Agreements. Attached hereto as Schedule 1.16 is a true, correct and complete list of all employee benefit plans, contracts, and arrangements, oral or written, including, but not limited to, union contracts, employee benefit plans and severance plans, whereunder the Company has any obligation (other than the obligation to make current wage or salary payments terminable on notice of 30 days or less or normal policies concerning holidays, vacations and salary continuation during short absence for illness or other reasons) to or on behalf of its officers, employees or their beneficiaries or whereunder any of such persons owes money to the Company.

             1.17 Employee Relations. The Company has not engaged in any unfair labor practice, unlawful employment practice or unlawful discriminatory practice in the conduct of its business. The Company has complied in all material respects with all applicable laws, rules and regulations relating to wages, hours and collective bargaining and have withheld all amounts required to be withheld from the wages or salaries of employees. The Company is not a party to or threatened with or in danger of being a party to any labor dispute which would materially interfere with the conduct of business. Set forth on Schedule
1.17 hereto is the name and total annual compensation (including bonuses) paid by the Company to current active employees during the year ended December 31, 1996 and the annual compensation payable for 1997.

             1.18 Benefit Plans. Schedule 1.18 contains a list of any "employee pension benefit plan" or "employee welfare benefit plan" within the meaning of Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") established or maintained by the Company to which the Company has made any contributions in 1996 or 1997 (collectively the "Employee Benefit Plans"). The Company is not required, or was not required within the immediately preceding five years, to make any contribution to any "multiemployer plan" within the meaning of Section 3(7) of ERISA. The Company does not have any liability in respect of any employee pension benefit plans established or maintained and to which contributions are or were made by it to the Pension Benefit Guaranty Corporation ("PBGC").
             Schedule 1.18 also lists each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan and any other employee benefit plan, agreement, arrangement or commitment not required under the preceding paragraph to be listed on Schedule 1.18 (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons) maintained by the Company.

             Except as set forth on Schedule 1.18, (a) no employee pension benefit plan, as defined in Section 3(2) of ERISA, maintained or contributed to by the Company or in respect of which the Company is considered an "employer" under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"),
(i) has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code (whether or not waived), or (ii) has incurred any liability to PBGC,

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and (b) the Company has not breached any of the responsibilities, obligations or duties imposed on it by ERISA or the Code with respect to any employee pension benefit plan or employee welfare benefit plan maintained by it, which breach has given rise to, or may in the future give rise to, an obligation to pay money, including the obligation to make any required contribution to any employee pension benefit plan for any plan year ending prior to the Closing Date. There is no contribution due for any pension plan for the year in which the Closing occurs. Except as set forth on Schedule 1.18, neither the Company nor any of its affiliates or any "party in interest," as defined in Section 3(14) of ERISA, in respect of any such plan has engaged in any non-exempted prohibited transaction described in Sections 406 and 408 of ERISA or Section 4975 of the Code which would result in a material adverse effect on the Company. Except as set forth on
Schedule 1.18, no reportable event, as defined in Section 4043 of ERISA, has occurred with respect to any employee pension benefit plan maintained or contributed to by the Company or in respect of which the Company is an employer under Section 414 of the Code; and none of such plans has been terminated by the plan administrator thereof or by the PBGC. The Company has not incurred any unpaid liability for any pension plan covered under ERISA.


             With respect to any employee pension benefit plan or employee welfare benefit plan maintained by the Company, no action, suit, grievance, arbitration or other manner of litigation, or claim with respect to the assets of the plan (other than the routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to the plan, the Company, or fiduciary (as defined in ERISA ss.3(21)) of the plan (including any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct which allegedly interferes with the attainment of rights under the plan), and the Seller has no knowledge of any facts which would give rise to or could give rise to any action, suit, grievance, arbitration or other manner of litigation, or claim.

             1.19 Conflicts; Sensitive Payments. There are (a) no material situations involving the interests of any of the Seller or any other stockholder or (except as listed on Schedule 1.16 or Schedule 1.19) any officer or director of the Company which may be generally characterized as a "conflict of interest," including but not limited to, the leasing of property to or from the Company or significant direct or indirect interests in the business of competitors, suppliers or customers of the Company; and (b) no situations involving illegal payments or payments of doubtful legality from corporate funds of the Company since January 1, 1993 to governmental officials or others which may be generally characterized as a "sensitive payment."

             1.20 Corporate Name. Except as set forth on Schedule 1.20 hereto, the Company owns and possesses, to the exclusion of the Seller and its affiliates, all rights to the use of the name Excelsior Spring Water, Inc. including, but not limited to, the right to use such names in advertising and neither the Company nor the Seller has licensed the name to any party.

             1.21 Trademarks and Proprietary Rights. All trademarks, trade names, copyrights and applications therefor which are owned or exclusively used or registered in the name of or

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licensed to the Company are listed and briefly described on Schedule 1.21, other than as specified on Schedule 1.21, no proceedings have been instituted or are pending or threatened which challenge the validity of the ownership by the Company of any such trademarks, trade names, copyrights or applications. The Company has not licensed anyone to use any of the foregoing or any other technical know-how or other proprietary rights of the Company and neither the Company nor the Seller has any knowledge of the infringing use of the any of such trademarks and trade names or the infringement of any such copyrights by any person except as set forth on Schedule 1.21. The Company owns all trademarks, trade names, copyrights, processes and other technical know-how and other proprietary rights now used in the conduct of its business and has not received any notice of conflict with the asserted rights of others except as specified in Schedule 1.21.

             1.22 Brokers. Neither the Company nor the Seller has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement. Neither the Company nor the Seller has any agreement or obligation whatsoever with entities other than the Buyer regarding any proposed acquisition of the Company by any such entity and none of them is engaged in any negotiations with any such entity for any such acquisition.

             1.23     Securities Laws.

                      (a) Seller acknowledges receipt of copies of the Annual Report, the 1996 Form 10-K and the form 10-Q for the calendar quarter ending March 31, 1997 of the Buyer.

                      (b) Seller acknowledges that any shares of capital stock of Buyer received by him pursuant to this Agreement (the "Shares") have been delivered to him pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") and may not be resold or otherwise transferred unless registered under the Act or unless an exemption from the registration requirements of the Act is available. Rule 144 under the Act, permits sales or other transfers of unregistered securities by a holder after a period of one (1) year from the date hereof, subject to compliance with restrictions regarding amounts which may be sold, the manner of sale and the other terms and conditions of that Rule.

                      (c)     Seller acknowledges that:

                              (i)          the Shares being acquired by him are
for his own account, for investment and without a view to the distribution or resale thereof;

                              (ii)         he has had access to all information
concerning Buyer, its business and this transaction that he deemed necessary to make the determination to acquire the shares; he has had access to any additional information deemed necessary by him to verify the accuracy of any information given to him; and he has received all information which he has requested;


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                              (iii)        he has knowledge and experience in
financial matters and is capable of evaluating the risks associated with ownership of the Shares and making an informed business decision with respect thereto;

                              (iv)         for a period of one year from the
date of this Agreement, Buyer may instruct any transfer agent for its common stock not to permit transfer of the Shares to be made unless specifically authorized by Buyer and during any calendar month thereafter, Payee may instruct any transfer agent for its common stock not to permit transfers of more than 15,000 Shares to be made unless specifically authorized by Buyer ;

                              (v)          the certificates for the Shares will
be legended to reflect the restrictions on the transferability of the Shares;
and

                              (vi)         he has been represented by legal
counsel in connection with the Agreement and the receipt of the Shares by him.

             1.24 No Omissions. None of the representations or warranties of the Seller contained herein and, none of the information contained in the Schedules referred to in this Article I is false or misleading in any material respect or omits to state a fact herein or therein, necessary to make the statements herein or therein in the circumstances in which they were made not misleading in any material respect.


                                   ARTICLE II

             REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE BUYER

             As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated herein, the Buyer represents and warrants to the Seller and agrees as follows:

             2.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

             2.2 Authority. This Agreement and the transactions contemplated herein have been duly approved by all necessary corporate action on the part of the Buyer. This Agreement, when executed and delivered by the Buyer, and assuming due execution hereof by the Company and the Seller will constitute the valid and binding agreement of the Buyer enforceable in accordance with its terms. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor compliance with nor fulfillment of the terms and provisions hereof, will (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the governing instruments of the Buyer, any instrument, mortgage, agreement, judgment, order, award, decree or other restriction to which the Buyer is a party or by which the Buyer is bound or any statute or regulatory provisions affecting it or (ii) require the approval, consent, or authorization of or any filing with or notification to any Federal, state or local court, governmental authority or regulatory body. The Buyer has full power and authority to purchase the Stock pursuant to this Agreement and to do and perform all acts and things required to be done by the Buyer under this Agreement.

             2.3 Legal Proceedings. There is no legal, administrative or arbitration proceeding action or suit pending or to Buyer's knowledge threatened which, if adversely determined, would materially and adversely affect the financial condition, business or assets of the Buyer or the ability of the Buyer to consummate the transactions contemplated herein.

             2.4 Agreement Not in Breach of Other Instruments. The execution, delivery and performance of this Agreement and the Consulting Agreement by the Buyer will not: (i) violate, conflict with or constitute a default under any term or provision of the Certificate of Incorporation or By-laws of the Buyer;
(ii) result in a default or breach of or give rise to any right of termination, cancellation or acceleration, under the terms, conditions or provisions of any note, bond, mortgage, deed of trust, commitment, indenture, lease, guarantee, authorization, franchise, license, permit, agreement, contract or any other instrument or obligation to which the Buyer is a party or by which it or any of its properties or assets have been bound; (iii) violate any law, order, rite, injunction, decree, statute, rule or regulation applicable to the Buyer or its properties or assets; (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Buyer; (v) terminate or adversely affect any permit, license or authorization of a governmental authority used or required by the Buyer in the conduct of its business. The consent or approval by or notice to any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement or the Consulting Agreement entered into with Seller as defined below, the consummation of the transactions contemplated hereby or the fulfillment of the terms hereof or thereof.

             2.5 Investment Purpose. The Buyer is acquiring the Stock for its own account, for investment purposes only and not with a view to the distribution thereof as that phrase has meaning under the Act and the rules and regulations of the Securities and Exchange Commission (the "Commission"). The Buyer shall not sell or make any other distribution of any of the shares in violation of the provisions of any applicable laws and regulations, including, without limitation the rules and regulations of the Commission and state securities or "blue sky" laws.

             2.6 Brokers. Neither the Buyer nor its representatives have paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement.

             2.7 No Omissions. None of the representations or warranties of the Buyer contained herein and none of the other information or documents furnished to the Seller or the Company by the Buyer or its representatives in connection with this Agreement is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect; to the best knowledge of the Buyer, there is no fact which adversely affects, or in the future is likely to adversely affect, the business or assets of the Buyer in any material respect which has not been disclosed in writing to the Seller or the Company.


                                   ARTICLE III

                             COVENANTS OF THE SELLER

             3.1      Non-Competition.

                      (a) In furtherance of the sale of the Stock to the Buyer, upon the consummation of the transactions contemplated herein and more effectively to transfer and protect the business of the Company, the Seller agrees that for a period ending on the fifth anniversary of the date hereof, he will not (i) directly or indirectly own, manage or operate a home and office water delivery business anywhere in New York or in any other state in which the Company presently conducts its business, that sells to any of the Company's existing customers; provided that ownership of not more than five percent (5%) of the issued and outstanding shares of a class of securities of a corporation, the securities of which are traded on a national securities exchange or in the over-the-counter market, shall not be deemed ownership of the issuer of such shares for the purposes of this paragraph; or (ii) induce or attempt to persuade any employee or agent of the Company to terminate such employment or agency relationship in order to enter into any such relationship with the Seller or any of his subsidiaries or affiliates or to enter into any such relationship on behalf of any other business organization in competition with the Company or the Buyer.

                      (b) Without limiting the right of the Buyer and any of its successors or assigns to pursue all other legal and equitable rights available to them for violation of the covenant set forth in Section 3.1(a) above by the Seller, it is agreed that other remedies cannot fully compensate the Buyer and its successors and assigns for such a violation and that the Buyer and its successors and assigns shall be entitled to injunctive relief to prevent violation or continuing violation hereof. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this covenant, any term, restriction, covenant or promise is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

             3.2 Use of Trademarks. From the date hereof, the Seller shall not have the right to use any of the trademarks, trade names, or applications therefor heretofore exclusively used or owned by the Company or to use any trademarks or trade names similar thereto or designs imitative thereof except as officers or agents of the Company in connection with its business prior to the Closing. From the date hereof, Seller shall have any right to use or to disclose, except in the ordinary course of business of the Company, to any person, firm or corporation other than the Buyer, its employees, agents and representatives, any trade or business secrets or client lists or other proprietary information of the Company.

             3.3 Additional Tax Information. The Seller agrees to deliver promptly to the Buyer any copies of information in the Seller's possession reasonably requested by the Buyer in connection with any tax returns relating to the Company (whether filed prior to the Closing or to be filed hereafter). The Seller shall have access to such records of the Company as shall reasonably be required to enable the Seller to prepare any tax returns for periods ending on or before the Closing.

             3.4 Certain Tax Matters. The Seller shall cause the Company to pay all Federal, state and local taxes, including without limitation, income, profits, occupation, excise, property, sales, use and franchise taxes and including interest and penalties on, based on, measured by or with respect to the income, net worth or capital of the Company (the "Taxes") for all taxable periods up to and including the Closing Date, except that the Seller need not cause the Company to file Massachusetts tax returns or pay taxes to Massachusetts prior to the Closing Date. An accrual of such taxes in the amount of $15,000 has been included in the Company's Payables.

             The Seller shall cause the Company to file all tax returns required to be filed on or before the Closing Date with respect to the Company (and amendments thereof) and all tax returns (and amendments thereof) with respect to Taxes on income for tax periods ending on or before the Closing Date (except for Massachusetts tax returns). The Buyer shall cause the Company to file all tax returns required to be filed after the Closing Date with respect to the Company, other than tax returns with respect to Taxes for tax periods ending on or before the Closing Date.


                                   ARTICLE IV

                        ACTION PRIOR TO THE CLOSING DATE

             The parties hereto agree to take the following actions between the date hereof and the Closing Date:

             4.1 Confidential Nature of Information. The Buyer and the Seller agree that, in the event that the transactions contemplated herein shall not be consummated, each will treat in confidence all documents, materials and other information which it shall have obtained during the course of the negotiations leading to the execution of this Agreement, the investigation of the other party hereto and the preparation of this Agreement and any other documents relating hereto, and shall return to the other party all copies of non-public documents and materials which have been furnished in connection therewith.

             4.2 Accuracy of Representations and Warranties. The Seller shall refrain from intentionally taking any action and shall cause the Company to refrain from intentionally taking any action which would render any representation and/or warranty contained in Article I of this Agreement inaccurate at any time between the date hereof and the Closing Date. The Seller will promptly notify the Buyer of any lawsuits, claims, proceedings or investigations that, to the knowledge of the Seller, may be brought, asserted or commenced against the Company, or its officers or directors.

             4.3 No Material Change in the Company. Prior to the Closing Date, the Company shall not, and the Seller shall not, without the prior written approval of the Buyer, cause the Company to (i) make any material change in the business or operations of the Company; (ii) make any material change in the accounting policies applied in the preparation of the financial statements referred to herein; (iii) declare any dividends on its issued and outstanding shares of capital stock, or make any other distribution of any kind in respect thereof; (iv) issue, sell or otherwise distribute any authorized but unissued shares of its capital stock or effect any stock split or reclassification of any such shares or grant or commit to grant any option, warrant or other rights to subscribe for or purchase or otherwise acquire any shares of capital stock of the Company or any security convertible or exchangeable for any such shares; (v) purchase or redeem any of the capital stock of the Company; (vi) incur or be liable for indebtedness to Seller or the other stockholders other than in the ordinary course of business; (vii) make any material change in the base compensation of officers or key employees of the Company; (viii) enter into any contract, license, franchise or commitment other than in the ordinary course of business, or waive any rights of substantial value; or (ix) enter into any other transaction affecting in any material respect the business of the Company other than in the ordinary course of business and in conformity with past practices, or as contemplated by this Agreement. Notwithstanding the above, on or prior to the Closing Date, the Company may sell any or all of its tangible assets other than those listed on Exhibit A hereto to any buyer for nominal consideration.

             4.4 No Public Announcement. Neither the Company nor the Buyer shall, without the approval of the other, make any press release or other public announcements or filing concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised thereof and given an opportunity to comment thereon.


                                    ARTICLE V

                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

             The obligations of the Buyer under this Agreement to purchase and pay for the Stock and the Notes shall, at the option of the Buyer, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

             5.1 Buyer shall have entered into a Stock Purchase Agreement satisfactory to it with each of the Other Stockholders of the Company for the purchase in the aggregate (including the Stock being purchased hereunder) of all of the issued and outstanding capital stock of the Company, Buyer shall have entered into a Note Purchase Agreement satisfactory to it with each of the Noteholders, and each of the Other Stockholders and Noteholders shall have performed all of their obligations under their respective Stock Purchase Agreements and Note Purchase

Agreements and are ready, willing and able to deliver to Buyer their stock and notes on the Closing Date.

             5.2 There shall have been no material breach by the Company or the Seller in the performance of any of their covenants and agreements herein, each of the representations and warranties of the Seller and the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date and there shall have been delivered to the Buyer a certificate or certificates to that effect, dated the Closing Date and signed by the Seller and the President of the Company.

             5.3 The Company will have resolved, to the satisfaction of the Buyer, all of the matters required to be listed on any Schedule pursuant to
Article I of this Agreement.



                                   ARTICLE VI

                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

             The obligations of the Seller under this Agreement to deliver the Stock shall, at the option of the Seller, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

             There shall have been no material breach by the Buyer in the performance of any of its covenants and agreements herein, each of the representations and warranties of the Buyer contained or referred to in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date and there shall have been delivered to the Seller a certificate or certificates to that effect, dated the Closing Date and signed on behalf of the Buyer by its President.


                                   ARTICLE VII

                           PURCHASE PRICE AND CLOSING

             7.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the office of the attorney for Seller on August 27, 1997 or such other date as shall be mutually agreed to by the Seller and the Buyer (the "Closing Date").

             7.2      Purchase and Sale of the Stock.

                      (a) On the Closing Date, the Seller shall sell to the Buyer the Stock for the following consideration:

                              (i)          cash payable by wire transfer in the
amount of $1,220,918.70 to the following account:

                                           Chase Bank 4 New York Plaza New York,
                                           NY 10004  ABA  #021000021  FBO  First
                                           Albany  Corporation  A/C# 066-002-044
                                           FFC to David Eger FAC Account No.
                                           3036-7552

                              (ii)         note payable to the Seller made by
the Buyer in the amount of $470,000.00 plus fifty percent (50%) of the difference between the amounts listed on Exhibit C hereto as being owed to all of Company's creditors and the amount that such creditors have agreed, prior to the Closing Date, to accept in full settlement of all claims against the Company, as evidenced by written agreements and releases acceptable to counsel for the Buyer. The Note shall be for a term of five (5) years at the prime rate of interest as reported from time to time in the Wall Street Journal with equal installments of principal and interest based on a 10-year amortization and a balloon payment due at the expiration of the term of the note;

                              (iii)        an aggregate of the sum of 94,000
shares of common stock of Vermont Pure Holdings, Ltd. ("Holdings"), the parent corporation of Buyer, plus the number of shares of Holdings' stock that is obtained by dividing $305,000 by the Closing Date Price of 2 9/32 in the form of certificates issued in the name of the Seller. Stock issued pursuant to this paragraph shall be restricted as described in Section 1.23(c) hereof. Closing Date Price shall be 2 9/32.

                      (b) Seller shall enter into with the Company a consulting agreement (the "Consulting Agreement") in the form of Exhibit B hereto that will pay Seller compensation of $15,000 per year plus health and welfare benefits including medical insurance and dental insurance at an estimated cost of $5,000 annually, and during the term of the Contract Period (as defined in the Consulting Agreement), Seller shall be entitled to use the car currently leased by the Company for Seller's use. At the end of the Contract Period, Seller shall have the option to purchase the car for $1.

             7.3 Deliveries by the Seller. At the Closing, the Seller shall sell, assign, transfer and convey to the Buyer all of the Stock of the Company and shall deliver, at the Closing the following:

                      (a) A certificate or certificates representing the Stock, together with fully executed and witnessed stock power (in blank) attached thereto with signature guaranteed by an institution that is a participant in the Securities Transfer Agents Medallion Program.

                      (b) An opinion dated the Closing Date hereof from counsel for the Seller, in form and substance satisfactory to the Buyer and its counsel, to the effect that:

                              (i)          The Company is duly incorporated,
validly existing and in good standing under the laws of the State of New York; the Company has full corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted; and the Company has no subsidiaries.

                              (ii)         The authorized capital stock of the
Company consists of 200 shares of common stock, par value $ -0- per share, of which 108 shares have been issued and are outstanding and are owned of record by the Seller and the Other Stockholders who are entering into Stock Purchase Agreements with Buyer; all of the issued and outstanding shares of capital stock of the Company as of the Closing are validly issued, fully paid and nonassessable.

                              (iii)        This Agreement and the transactions
contemplated herein have been duly approved by all necessary corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Seller and such Agreement, assuming due execution by the Buyer, is the valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms except as enforcement of such agreement may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

                              (iv)         The Seller has full power and
authority to execute and deliver the Agreement and to perform its obligations hereunder. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, (a) violates or conflicts with or results in the breach of the terms, conditions or provisions of, or constitutes a default under, the Certificate of Incorporation or the Bylaws of the Company or any agreement or instrument known to such counsel to which the Company or the Seller is a party or by which either of them is bound or (b) requires the consent, approval or authorization of or any filing with or notification to any Federal, state or local court, governmental authority or regulatory body not already obtained or made, as the case may be.

                              (v)          To the best of such counsel's
knowledge there is no action, suit, proceeding or investigation pending or threatened against the Seller or the Company, other than actions, suits, proceedings or investigations described in Schedule 1.14, Schedule 1.17 or
Schedule 1.21 hereto, which might result in a material adverse change in the properties, business or assets or in the condition financial or otherwise of the Company which questions the legality, validity or propriety of this Agreement or of any action taken or to be taken by the Company or the Seller pursuant to or in connection with this Agreement.

                              (vi)         The Seller is the lawful owner of the
Stock, to the best of such counsel's knowledge, free and clear of all adverse claims, with unrestricted right and power to transfer and deliver the Stock to the Buyer. The Seller has executed and delivered to the Buyer such instruments as are sufficient in form to vest good and marketable title to the Stock in the Buyer free and clear of all adverse claims.

             In giving such opinion, counsel for the Seller may rely, as to matters of fact, upon certificates of officers of the Company.

                      (c) The resignations immediately prior to the Closing of (i) each director of the Company and (ii) each officer of the Company as requested by the Buyer.

             7.4 Deliveries of the Buyer. At the Closing, the Buyer shall deliver to the Seller an opinion of Ledgewood Law Firm, P.C., counsel for the Buyer, in form and substance satisfactory to the Seller and its counsel, to the effect that (i) The Buyer is a corporation duly organized, validly existing and in good standing under the laws State of Delaware; and (ii) this Agreement and the transactions contemplated herein have been duly approved by all necessary corporate action of the Buyer and such Agreement, assuming due execution by the Seller, is the valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms except as enforcement of such agreement may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

             In giving such opinion, counsel for the Buyer may rely, as to matters of fact, upon certificates of officers of the Buyer.

             7.5 Use of Premises; Rent. The Seller is also the owner of premises currently used by the Company. Seller agrees to rent the premises to the Buyer for successive one-month terms until the premises are vacated by the Buyer upon fourteen (14) days' written notice to the Seller of its intention to so vacate. The Buyer agrees to pay rent for the use of such premises at the rate of Four Thousand Dollars ($4,000) for each full month of such use and to rent the equipment located at said premises at the rate of Five Thousand Dollars ($5,000) for each full month of such use. Payments of rent for periods prior to January 1998 shall be due January 2, 1998; rent for subsequent periods shall be due on the fifteenth day of each month. Payments of rent for any period less than a full month shall be pro-rated.


                                  ARTICLE VIII

                                   TERMINATION

             8.1 Termination. This Agreement may be terminated by the Buyer if any of the representations, warranties or covenants of the Company or the Seller have been breached or if the purchase and sale has not been consummated, for any reason, by August 31, 1997.

             If this Agreement is terminated, each party shall pay its own expenses.

                                   ARTICLE IX

              SURVIVAL OF OBLIGATIONS; INDEMNIFICATION; LEGAL FEES

             9.1 Survival of Obligations. All representations and warranties made herein by the Seller and his obligations to be performed pursuant to the terms hereof, shall survive the Closing hereunder and shall terminate three years after the Closing; provided, that, (i) the representations and warranties contained in Section 1.15 shall expire six years after the Closing, or with respect to any dispute with the Internal Revenue Service, upon the later to occur of the following (x) such dispute's final resolution and the payment of all taxes, interest and penalties arising therefrom and (y) the expiration of the applicable statute of limitations; and (ii) the representations in Section
1.4 shall not terminate.

             9.2 Indemnification. (a) The Seller agrees to indemnify and hold harmless the Buyer, the Company and their subsidiaries, affiliates, successors and assigns from and against any and all (x) liabilities, losses, costs, deficiencies or damages and any and all amounts paid in settlement ("Loss") and
(y) reasonable attorneys' and accountants' fees and expenses, court costs and all other reasonable out-of-pocket expenses ("Expense"), incurred by the Buyer or the Company, in investigating, preparing or defending against any litigation, commenced or threatened, or any claim asserted in good faith in connection with or arising from (i) any claim that the Seller or any of the stockholders did not convey to the Buyer good and marketable title to capital stock of the Company owned by them, (ii) any breach by the Seller of any of his covenants in, or failure of the Seller to perform any of his obligations hereunder, (iii) any breach of any warranty or the inaccuracy of any representation of the Company or the Seller contained or referred to in this Agreement or in any certificate delivered by or on behalf of the Seller, or (iv) any claim brought by any of the Other Stockholders or Noteholders relating to the amount, form or timing of any consideration received by him or her under the applicable Stock Purchase Agreement or Note Purchase Agreement; provided, however, that prior to Buyer expending in excess of One Thousand Dollars ($1,000) investigating, preparing, or defending against any claims, Buyer shall give Seller written notice of such claims and Seller shall have a period of thirty (30) days to settle or otherwise resolve such claim. Buyer agrees to keep Seller reasonably informed, not less than quarterly, of any Expenses being incurred.

                      (b) The Buyer agrees to indemnify and hold harmless the Seller from and against any and all Loss and Expense incurred by the Seller in investigating, preparing or defending against any litigation, commenced or threatened, or any claim asserted in good faith in each case net of any insurance received by the Seller in connection with or arising from (i) any breach by the Buyer of any of its covenants in, or any failure of the Buyer to perform any of its obligations under, this Agreement or (ii) any breach of any warranty or the inaccuracy of any representation of the Buyer contained or referred to in this Agreement or in any certificate delivered by or on behalf of the Buyer pursuant hereto.

                      (c) If a party incurring a Loss of Expense (an "Indemnified Person") has suffered or incurred any Loss or Expense, the Indemnified Person shall so notify the party responsible therefor (an "Indemnifying Person") promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement or any certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred. If any action at law or suit in equity is instituted by or against a third party with respect to which an Indemnified Person intends to claim any liability or expense as Loss or Expense under this Section 9.2, such Indemnified Person shall promptly notify the Indemnifying Person of such action or suit.

                      (d) An Indemnified Person shall have the right, but not the obligation, to participate at its own expense in the defense of any third party claim, action or suit with counsel of its own choosing, but the Indemnifying Person shall be entitled to control the defense unless the Indemnified Person has relieved the Indemnifying Person from liability with respect to the particular matter. In the event that the Indemnifying Person shall fail timely to defend, contest or otherwise protect against such claim, the Indemnified Person shall have the right, but not the obligation, to defend, contest or otherwise protect against the same or, on not less than thirty (30) days' written notice to the Indemnifying Person, make any compromise or settlement thereof, and such compromise or settlement shall be binding on the Indemnifying Person for purposes of indemnification under this Article IX unless the Indemnifying Person objects thereto within the thirty day period aforesaid.

                      (e) The Buyer and/or the Company shall have the right to set off against any amounts due the Seller (including cancellation of Shares issued pursuant to Article VII with any Shares cancelled being valued at the Closing Date Price) with respect to any amounts owed to the Buyer by the Seller as a result of the indemnification provided in this Section 9.2. Provided, however, that no offset may be made against any payment due on the promissory note issued pursuant to Section 7.2(ii) hereof without the consent of Seller except that offset may be made against the last payment of principal and interest due thereunder without consent and offset may be made against other payments if there has been a determination by an arbitrator, selected in accordance with the rules of the American Arbitration Association in an arbitration proceeding that the parties agree shall be held in Vermont, that a third party has made a claim against the Buyer or the Company that is reasonably likely to result in a valid claim for indemnification against the Seller under this Agreement.

                      (f) Notwithstanding the foregoing, in no event shall an Indemnifying Person be responsible for any indemnity hereunder until the aggregate Loss or Expense of the Indemnified Person exceeds the sum (as determined by the audit described in Section 1.13 hereof) of Ten Thousand Dollars ($10,000) plus (or minus if Payables exceed Receivables) the excess of the Receivables over the Payables (after adjustment for any reduction reflected in an increased principal amount of the note being issued pursuant to Section 7.2(ii) hereof) (the "Minimum Amount"). Once such Loss or Expense has exceeded the Minimum Amount, the Indemnified Person shall be entitled to Ten Thousand Dollars ($10,000) as well as amounts in excess of the Minimum Amount.

             9.3 Legal Expenses. In the case of any action brought by any party hereto under this Agreement, the notes issued pursuant to Section 7.2 hereof or the Consulting Agreement, the prevailing party shall be entitled to be reimbursed by the losing party an amount equal to all of the prevailing party's reasonable legal or other professional fees and expenses. In the case of a judgment of less than that sought in any formal complaint, the party obtaining the judgment shall be deemed to be the prevailing party to the extent of the amount of the judgment divided by the amount sought and shall be deemed to be the losing party with respect to the balance of the claim.


                                    ARTICLE X

                                  MISCELLANEOUS

             10.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given (a) three (3) days after having been sent by certified or registered mail, return receipt requested, (b) one (1) business day after having been sent by regional recognized courier guarantying next business day delivery, or (c) upon delivery if given by hand delivery against written receipt, addressed as follows:

                      If to the Buyer:

                           Vermont Pure Springs, Inc.
                              70 West Red Oak Lane
                             White Plains, NY 10604

                      With a copy to:

                              Kevin F. Berry, Esq.
                               Ledgewood Law Firm
                               1521 Locust Street
                             Philadelphia, PA 19102

                      If to the Seller:

                                   David Eger
                               39 Franklin Street
                           Saratoga Springs, NY 12866

                      With a copy to:
                                Donald Zee, P.C.
                                 Attorney at Law
                               1621 Central Avenue
                                Albany, NY 12205

             10.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the provisions on conflicts of law.

             10.3 Successors and Assigns. This Agreement shall be bindingupon and inure to the benefit of the parties hereto and their respective successors and assigns

             10.4 Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause enforcement of the terms hereof to be unreasonable.

             10.5 Expenses. Except as expressly stated otherwise herein, each party hereto shall pay its own expenses (including, without limitation, legal and accounting fees and expenses) incident to its negotiation and preparation of this Agreement and to its performance and compliance with the provisions contained herein.

             10.6 Titles and Headings. Titles and headings to Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

             10.7 Exhibits and Schedules. The Exhibits and Schedules to this Agreement shall be construed with and read as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

             10.8 Entire Agreement; Amendments and Waivers. This Agreement, including the Schedules hereto, contains the entire understanding of the parties hereto with regard to the subject matter contained herein. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the rights of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                      VERMONT PURE SPRINGS, INC.



Attest:                             By:
                                        President


                                        Secretary



                        EXCELSIOR SPRINGS WATER COMPANY,
                                                          INC.



Attest:                             By:
                                        President


                                        Secretary


Witness:                            SELLER:



                                             David Eger

RAbt\Vermont\EgerStoc.Ag5

                                    EXHIBIT A


                  LIST OF TANGIBLE ASSETS THAT MAY NOT BE SOLD

                                    EXHIBIT B


                              CONSULTING AGREEMENT

                                    EXHIBIT C

                                    TERM NOTE